As filed with the Securities and Exchange Commission on May 25, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IBIS TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	04-2987600
(State or other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification Number)

32 Cherry Hill Drive

Danvers, Massachusetts  01923

(978) 777-4247

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

2007 EMPLOYEE, DIRECTOR AND CONSULTANT EQUITY PLAN

(Full title of the plan)

Charles M. McKenna, Ph.D

President and Chief Executive Officer

Ibis Technology Corporation

32 Cherry Hill Drive

Danvers, MA 01923

(978) 777-4247

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Lawrence H. Gennari, Esq.

Choate, Hall & Stewart LLP

Two International Place

Boston, Massachusetts 02110

(617) 248-5000

CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, $.008 par value per share	1,500,000	$1.40	$2,100,000	$64.47

(1)                                  Pursuant to Rule 416(a), this registration statement shall also cover any additional shares of Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of Common Stock.

(2)                                  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

(3)                                  Pursuant to Rule 457(c) under the Securities Act of 1933, the registration fee has been calculated based upon the average ($1.40) of the high ($1.43) and low ($1.37) prices per share of the Common Stock of Ibis Technology Corporation on May 24, 2007, as quoted on the Nasdaq Global Market.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I of Form S-8 constituting the requirements of a Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8. Such information is not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    DOCUMENTS INCORPORATED BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents.  The following documents filed by us with the Commission are incorporated by reference in this Prospectus, except as superseded or modified by this Prospectus:

1.               Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

2.               Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;

3.               Our Current Reports on Form 8-K filed on January 19, 2007, February 21, 2007 and April 10, 2007; and

4.               The description of our Common Stock contained in our Registration Statement on Form 8-A (File No. 0-23668) filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this Prospectus and prior to the termination of the offering made under this Prospectus are incorporated by reference in this Prospectus and made a part of this Prospectus from the date we file the documents with the Commission.  We are not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K.  Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.  We will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the written or oral request of that person, a copy of any document incorporated in this Prospectus by reference other than exhibits unless those exhibits are specifically incorporated by reference into the documents.  Requests for these copies should be directed to Ibis Technology Corporation, Attention:  Chief Financial Officer, 32 Cherry Hill Drive, Danvers, MA 01923, telephone (978) 777-4247.

Item 4.	DESCRIPTION OF SECURITIES.

.	Not applicable

Item 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

Item 6	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company’s Restated Articles of Organization provide for indemnification of all persons permitted by the Massachusetts Business Corporation Act to the maximum extent permitted thereby. In addition, the Company’s Restated Articles of Organization limit the liability of directors to the maximum extent permitted by the Massachusetts Business Corporation Act. Massachusetts law permits a corporation’s articles of organization to provide that the directors of a Massachusetts corporation will not be personally liable to such corporation or its stockholders for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for improper distributions under Section 6.40; or (iv) for any transaction from which the director derives an improper personal benefit.

Section 8.56 of the Massachusetts Business Corporation Act authorizes a corporation to indemnify an officer of the corporation who is a party to a proceeding because he is an officer of the corporation to the same extent as a director and, if he is an officer but not a director, to such further extent as may be provided by the articles of organization, bylaws, a resolution of the board of directors or contract except for liability arising out of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law.

Article 6B of the Company’s Amended and Restated Articles of Organization provides as follows:

B. LIMITATION OF LIABILITY OF DIRECTORS

No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this Article shall not eliminate or limit any liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of the Massachusetts Business Corporation Law, or (iv) with respect to any transaction from which the director derived an improper personal benefit.

The provisions of this Article shall not eliminate or limit the liability of a director of this Corporation for any act or omission occurring prior to the date on which this Article became effective, provided, however, that neither any provision of this Article nor the adoption of this Article shall affect the effectiveness of any predecessor provision of these Restated Articles of Organization pertaining to the elimination or limitation of the liability of a director of this Corporation for any act or omission occurring prior to the date on which this Article shall adversely affect the rights and protection afforded to a director of this Corporation under this Article for acts or omissions occurring prior to such amendment or repeal.

If the Massachusetts Business Corporation Law is subsequently amended to further eliminate or limit the personal liability of directors or to authorize corporate action to further eliminate or limit such liability, then the liability of the directors of this Corporation shall, without any further action of the Board of Directors or the stockholders of this

Corporation, be eliminated or limited to the fullest extent permitted by the Massachusetts Business Corporation Law as so amended.

The Company has obtained insurance which insures the officers and directors of the Company against certain losses and which insures the Company against certain of its obligations to indemnify such officers and directors.

Item 7	EXEMPTIONS FROM REGISTRATION CLAIMED.

Not applicable.

Item 8.	EXHIBITS.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.	UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act)

that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Danvers, Commonwealth of Massachusetts, on May 25, 2007.

ibis technology corporation

By:	/s/ Charles M. McKenna, Ph.D
Charles M. McKenna, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martin J. Reid, Charles M. McKenna and William J. Schmidt his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments (including post-effective amendments) hereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

By:	/s/ Charles M. McKenna, Ph.D.	President and Chief Executive Officer	May 25, 2007
Charles M. McKenna, Ph.D.		(principal executive officer)

By:	/s/ William J Schmidt	Chief Financial Officer,	May 25, 2007
William J. Schmidt		Treasurer, Clerk, (principal financial
and accounting officer)
By:	/s/Martin J Reid
	Martin J. Reid	Executive Chairman	May 25, 2007
and Director

By:	/s/ Dimitri A. Antoniadis, Ph.D.	Director	May 25, 2007
Dimitri A. Antoniadis, Ph.D.

By:	/s/ Robert L. Gable	Director	May 25, 2007
Robert L. Gable

By:	/s/ Leslie B. Lewis	Director	May 25, 2007
Leslie B. Lewis

By:	/s/ Donald McGuinness	Director	May 25, 2007
Donald McGuinness

By:	/s/ Lamberto Raffaelli	Director	May 25, 2007
Lamberto Raffaelli

By:	/s/ Cosmo S. Trapani	Director	May 25, 2007
Cosmo S. Trapani

EXHIBIT LIST

Exhibit No.	Description of Exhibit
4.1	Article 4 of the Form of Restated Articles of Organization (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement filed on Form S-1, File No. 333-1174)

4.2	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Registration Statement filed on Form S-1, File No. 333-1174)

5.1	Opinion of Choate Hall & Stewart, LLP.*

23.1	Consent of Choate Hall & Stewart, LLP (contained in Exhibit 5.1).*

23.2	Consent of KPMG LLP*

24.1	Power of Attorney (included on signature page).*

99.1	Ibis Technology Corporation 2007 Employee, Director and Consultant Equity Plan (incorporated herein by reference to Annex A to the Registrant’s Proxy Statement filed April 3, 2007).

*  filed herewith.